Exhibit 23

BRAVERMAN INTERNATIONAL, P.C.

1255 McDonald Drive

Prescott, AZ 86303

928-771-1122

U.S. Securities and Exchange Commission:

The firm of Braverman International, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated November 10, 2006, on the audited financial statements of O2 Secure Wireless, Inc for the period ending September 30, 2006, included in the accompanying Form 10-KSB for the year ended September 30, 2006.

/s/ Braverman International, P.C.

Braverman International, P.C.

Prescott, AZ

December 27, 2006

{A0036421.DOC}